Exhibit 5.1

[LETTERHEAD OF BILL BARRETT CORPORATION]

September 27, 2011

Bill Barrett Corporation
1099 18th Street, Suite 2300
Denver, Colorado 80202

Ladies and Gentlemen:

I am Executive Vice President—General Counsel and Secretary of Bill Barrett Corporation, a Delaware corporation (the “Company”), and have acted in my capacity as General Counsel in connection with the registration, pursuant to the Registration Statement on Form S-3 (File No. 333-158778), as amended by Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2 (as so amended, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the offering and sale by the Company of $400,000,000 aggregate principal amount of the Company’s 7 5/8% Senior Notes due 2021 (the “Notes”), including the guarantees (the “Guarantees” and together with the Notes, the “Securities”) of the Notes by the Company’s subsidiaries (the “Subsidiary Guarantors” and together with the Company, the “Obligors”) listed on Schedule I hereto (including Elk Production Uintah, LLC (“Elk”), Aurora Gathering, LLC (“Aurora” and, together with Elk, the “Texas Subsidiaries”) and GB Acquisition Corporation (the “Wyoming Subsidiary”)), to be issued under an indenture (the “Base Indenture”), dated as of July 8, 2009, among the Obligors and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the third supplemental indenture, dated as of September 27, 2011, among the Obligors and the Trustee (the “Third Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), and sold pursuant to the Underwriting Agreement, dated as of September 20, 2011 (the “Underwriting Agreement”), among the Obligors, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities, LLC, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters (the “Underwriters”) named in Schedule A to the Underwriting Agreement.  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

I have examined originals or certified copies of (i) the Registration Statement and exhibits filed therewith, (ii) the prospectus supplement dated September 20, 2011 filed by the Company pursuant to Rule 424(b) promulgated under the Securities Act, (iii) the Indenture, and (iv) such corporate records or limited liability company records of the Obligors and other certificates and documents of officials of the Obligors, public officials and others as I have deemed appropriate for purposes of this letter. I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to authentic original documents of all copies submitted to me as conformed, certified or reproduced copies, and that the Notes will conform to the specimen thereof I have reviewed. I have also assumed that the Indenture is a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms. As to various questions of fact relevant to this letter, I have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Obligors, all of which I assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that the Securities have been authorized by all necessary corporate or limited liability company action by the Obligors and, when the Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Obligors, enforceable against the Obligors in accordance with their terms.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.           I am licensed in the State of Colorado and I express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal Laws of the United States of America, (ii) the Delaware General Corporation Law, (iii) the Laws of the State of Colorado, (iv) with respect to the opinion as to the Securities, the Laws of the State of New York, (v) with respect to the opinion as to the Texas Subsidiaries, the Laws of the State of Texas, and (vi) with respect to the opinion as to the Wyoming Subsidiary, the Laws of the State of Wyoming.  With respect to (a) the opinion as to the validity and binding effect and enforceability of the  Securities and (b) the opinion with respect to the authorization of the Securities by all necessary limited liability company action by each Texas Subsidiary, I have relied on the opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. attached hereto as Exhibit A, special New York and Texas counsel, as to the Laws of the States of New York and Texas.  With respect to the opinion with respect to the authorization of the Securities by all necessary corporate action by the Wyoming Subsidiary, I have relied on the opinion of Beatty and Wozniak, P.C., attached hereto as Exhibit B, special Wyoming counsel, as to the Laws of the State of Wyoming. The description of the opinion provided by Akin, Gump, Strauss, Hauer & Feld, L.L.P. is qualified in its entirety by reference to the specific opinion attached hereto as Exhibit A.  The description of the opinion provided by Beatty and Wozniak, P.C. is qualified in its entirety by reference to the specific opinion attached hereto as Exhibit B.

B.             The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

C.             This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein.  I undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any

2

changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to an Obligor or any other person or any other circumstance.

I hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K filed by the Company with the Commission on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statement and to the use of my name in the Prospectus Supplement dated September 20, 2011 and the Prospectus dated June 24, 2009 forming a part of the Registration Statement under the caption “Legal Matters.”  In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

[Remainder of page intentionally left blank.]

3

Very truly yours,

/s/ Francis B. Barron

Francis B. Barron
Executive Vice President—General Counsel; and Secretary

Schedule I

Subsidiary Guarantors

Bill Barrett CBM Corporation

Circle B Land Company LLC

Elk Production Uintah, LLC

Aurora Gathering, LLC

GB Acquisition Corporation

Schedule II

Subsidiary Guarantor	Special Counsel

Elk Production Uintah, LLC	Akin, Gump, Strauss, Hauer & Feld, L.L.P

Aurora Gathering, LLC	Akin, Gump, Strauss, Hauer & Feld, L.L.P

GB Acquisition Corporation	Beatty & Wozniak, P.C.

Exhibit A

(see attached)

September 27, 2011

Bill Barrett Corporation

1099 18th Street, Suite 2300

Denver, Colorado 80202

Ladies and Gentlemen:

We have acted as special counsel to Bill Barrett Corporation, a Delaware corporation (the “Company”), Elk Production Uintah, LLC, a Texas limited liability company (“Elk”), and Aurora Gathering, LLC, a Texas limited liability company (“Aurora” and, together with Elk, the “Specified Subsidiaries”), in connection with the registration, pursuant to the Registration Statement on Form S-3 (File No. 333-158778), as amended by Post-Effective Amendment No. 1 thereto and Post-Effective Amendment No. 2 thereto (as so amended, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the offering and sale by the Company of $400,000,000 aggregate principal amount of the Company’s 7.625% Senior Notes due 2021 (the “Notes”), including the guarantees (the “Guarantees” and together with the Notes, the “Securities”) of the Notes by the Company’s subsidiaries (the “Subsidiary Guarantors” and together with the Company, the “Obligors”) listed on Schedule I hereto (including the Specified Subsidiaries), to be issued under the indenture (the “Base Indenture”), dated as of July 8, 2009, among the Obligors and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the third supplemental indenture, dated as of September 27, 2011, among the Obligors and the Trustee (the “Third Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), and sold pursuant to the Underwriting Agreement, dated as of September 20, 2011 (the “Underwriting Agreement”), among the Obligors, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities, LLC, Deutsche Bank Securities, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters (the “Underwriters”) named in Schedule A to the Underwriting Agreement.  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of (i) the Registration Statement and exhibits filed therewith, (ii) the prospectus supplement dated September 20, 2011 filed by the Company pursuant to Rule 424(b) promulgated under the Securities Act, (iii) the Indenture, and (iv) such corporate records or limited liability company records of the Obligors and other certificates and documents of officials of the Obligors, public officials and others as we have deemed appropriate for purposes of this letter.  We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies and that the Notes will conform to the specimen

1111 Louisiana Street, 44th Floor / Houston, Texas 77002-5200 / 713.220.5800 / fax: 713.236.0822 / akingump.com thereof we have reviewed.  We have also assumed the due authorization of the Securities by all necessary corporate or limited liability company action by each of the Obligors (other than the Specified Subsidiaries) and that the Indenture is a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms.  As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Obligors, all of which we assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Guarantee by each Specified Subsidiary has been authorized by all necessary limited liability company action by such Specified Subsidiary, and that, when the Notes have been duly executed by the Company, duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, the Securities will be valid and binding obligations of the Obligors, enforceable against the Obligors in accordance with their terms.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.                                   We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of the States of New York and Texas.

B.                                     The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

C.                                     This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein.  We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to an Obligor or any other person or any other circumstance.

This opinion may be relied upon by Francis B. Barron in connection with the opinion he is delivering to the Company to be filed as an exhibit to a Current Report on Form 8-K to be filed with the Commission on or about the date hereof (the “Form 8-K”) and to be incorporated by reference into the Registration Statement. We hereby consent to the filing of this opinion with the

2

Commission as an exhibit to the Form 8-K, to the incorporation by reference of this opinion into the Registration Statement and to the use of our name in the Prospectus Supplement dated September 20, 2011 and the Prospectus dated June 24, 2009 forming a part of the Registration Statement under the caption “Legal Matters.”  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

3

Schedule I

Subsidiary Guarantors

Bill Barrett CBM Corporation

GB Acquisition Corporation

Circle B Land Company LLC

Elk Production Uintah, LLC

Aurora Gathering, LLC

Exhibit B

(see attached)

[LETTERHEAD OF BEATTY & WOZNIAK, P.C.]

September 27, 2011

Bill Barrett Corporation

1099 18th Street

Suite 2300

Denver, Colorado 80202

Ladies and Gentlemen:

We have acted as special Wyoming counsel to GB Acquisition Corporation, a Wyoming corporation (“GB Acquisition”) and wholly-owned subsidiary of Bill Barrett Corporation, a Delaware corporation (the “Company”), in connection with the registration, pursuant to the registration statement on Form S-3 (File No. 333-158778), as amended by Post-Effective Amendment No. 1 thereto and Post-Effective Amendment No. 2 thereto (as so amended, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of an indeterminate aggregate amount of securities (the “Securities”) consisting of (a) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), together with the rights (the “Rights”) to purchase Series A Junior Participating Preferred Stock, par value $0.001 per share, issued pursuant to the Rights Agreement, dated as of December 15, 2004, between the Company and Mellon Investor Services LLC, (b) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), (c) the Company’s senior debt securities, in one or more series (the “Senior Debt Securities”), and the Company’s subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Company Debt Securities”), (d) guarantees (the “Guarantees”) of Company Debt Securities by the subsidiaries, (the “Subsidiary Guarantors” and, together with the Company, the “Obligors”) listed on Schedule I hereto and named in the Registration Statement (the Company Debt Securities, together with (if such Company Debt Securities have been guaranteed by Subsidiary Guarantors) the related Guarantees of such Subsidiary Guarantors, being referred to herein as the “Debt Securities”), (e) the Company’s depositary shares representing fractional shares of Preferred Stock (the “Depositary Shares”), (f) the Company’s warrants to purchase Common Stock, Preferred Stock, Debt Securities or Depositary Shares (the “Warrants”), (g) the Company’s stock purchase contracts to purchase Common Stock, Preferred Stock or Depositary Shares (the “Stock Purchase Contracts”), and (h) the Company’s obligations under stock purchase units, each representing ownership of Stock Purchase Contracts and debt securities, preferred securities, warrants or other securities that are registered under the Registration Statement, securing a holder’s obligation to purchase the securities under such Stock Purchase Contracts (to the extent constituting securities under the Act issued by the Company, the “Stock Purchase Units”) or any combination of the foregoing, each on the terms to be determined at the time of each offering.

GB Acquisition has been added to the Registration Statement as an additional Subsidiary Guarantor registrant (the “GB Guarantor”, and additionally, a “Subsidiary Guarantor”) pursuant to Post-Effective Amendment No. 2 thereto.  This opinion is being furnished at the request of the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act with respect to the validity of the Guarantees made by the GB Guarantor which may be offered pursuant to the Registration Statement.

In rendering this opinion, we have examined originals or certified copies of (i) a form of the Indenture for the Senior Debt Securities filed as Exhibit 4.9 to the Registration Statement to be entered into by the Company, the Subsidiary Guarantors and Deutsche Bank Trust Company Americas, as trustee, the form and terms (including any Guarantees) of any series of Company Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or supplemental indenture to such Indenture (ii) a form of the Indenture for the Subordinated Debt Securities filed as Exhibit 4.10 to the Registration Statement to be entered into by the Company, the Subsidiary Guarantors and Deutsche Bank Trust Company Americas (together with the trustee referred to in (i), each a “Trustee”) (the indentures in (i) and (ii) are each referred to herein as an “Indenture”), the form and terms (including any Guarantees) of any series of Company Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or supplemental indenture to such Indenture, (iii) an Underwriting Agreement among the Company, the Subsidiary Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule A to the Underwriting Agreement (the “Underwriting Agreement”, and together with the Indentures, the “Transaction Documents”); and (iv) the corporate records of the GB Guarantor and such other certificates and documents of officials of the GB Guarantor, public officials and others as we have deemed appropriate for purposes of this letter.  We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.  As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the GB Guarantor, all of which we assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations stated herein, it is our opinion that:

OPINION

1.             The GB Guarantor is validly existing as a corporation in good standing under the laws of the State of Wyoming.

2.             The GB Guarantor has the corporate power necessary to execute, deliver and perform its obligations under each Transaction Document to which it is a party.

3.             Each Transaction Document to which it is a party has been duly and validly executed and delivered by the GB Guarantor, and the performance by the GB Guarantor of its obligations thereunder have been duly authorized by all necessary corporate action of the GB Guarantor.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.                                   We have assumed that, with respect to the Guarantees made by the GB Guarantor:

(i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, and such effectiveness or qualification shall not have been terminated or rescinded;

(ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Securities;

(iii) such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

(iv) unless such Debt Securities are issuable (a) upon exchange or conversion of Securities constituting Preferred Stock or (b) upon exercise of Securities constituting Warrants, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Securities will have been duly authorized, executed and delivered by the Company and the other parties thereto;

(v) at the time of the issuance of such Debt Securities, the Company and, if such Debt Securities constitute Company Debt Securities guaranteed by Guarantees, each of the other Obligors (other than the GB Guarantor) (a) will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation or organization and (b) will have the necessary corporate or limited liability company power and due authorization;

(vi) the terms of such Debt Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the organizational documents of the Company and, if such Debt Securities constitute Company Debt Securities guaranteed by Guarantees, each of the other Obligors (other than the GB Guarantor) and any applicable law or any agreement or instrument binding upon each such Obligor and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over each such Obligor and in conformity with the applicable Indenture and the applicable resolution of the Company Board or supplemental indenture relating to such Debt Securities;

(vii) if such Debt Securities are issuable (a) upon exchange or conversion of Securities constituting Preferred Stock, (A) the Company will have taken all necessary action to authorize and approve the issuance of such Preferred Stock, the terms of offering thereof and related matters, (B) the Company Board will have taken all necessary corporate action to designate and establish the terms of such Preferred Stock and has caused a certificate of designation with respect to such Preferred Stock to be prepared and filed with the Secretary of State of the State of Delaware, and (C) such Preferred Stock will have been duly issued and delivered, with certificates representing such Preferred Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, if such Preferred Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, the applicable Indenture therefor, or if such Preferred Stock is issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, or if such Preferred Stock is issuable pursuant to the Company’s stock purchase contracts to purchase Preferred Stock, the applicable stock purchase contract agreement relating to such stock purchase contracts therefor, against payment (or delivery) of the consideration therefor provided for therein, or (b) upon exercise of Securities constituting Warrants, (A) the Company will have taken all necessary action to authorize and approve the issuance of such Warrants, the terms of the offering thereof and related matters, (B) such Warrants will have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Warrant Agreement and the applicable resolution of the Company Board relating to such Warrants and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, and (C) a warrant agreement (the “Warrant Agreement”) relating to such Warrants and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and a bank or trust company to be selected by the Company, as warrant agent;

(viii) if such Debt Securities are exchangeable for or convertible into Securities constituting Common Stock or Preferred Stock, the Company will have then taken all necessary action to authorize and approve the issuance of such Common Stock or Preferred Stock upon exchange or conversion of such Debt Securities (including, in the case of Preferred Stock, the preparation and filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exchange or conversion and related matters and to reserve such Common Stock or Preferred Stock for issuance upon such exchange or conversion;

(ix) if such Securities constitute Company Debt Securities guaranteed by Guarantees, the officers’ certificate or supplemental indenture to the related Indenture establishing any terms of such Company Debt Securities different from those in such Indenture shall not include any provision that is unenforceable against the applicable Subsidiary Guarantors;

(x) the officers’ certificate or supplemental indenture to the related Indenture establishing any terms of such Company Debt Securities different from those in such Indenture shall not include any provision that is unenforceable against the Company; and

(xi) the applicable Indenture will constitute the legal, valid and binding obligation of each party thereto (and, if such Debt Securities constitute Company Debt Securities guaranteed by Guarantees, each of the applicable Subsidiary Guarantors) and is enforceable against such party in accordance with its terms.

B.                                     This opinion is limited in all respects to the laws of the State of Wyoming (“Laws”), and is limited to such Laws and to all other matters as of the date of this letter.  We do not undertake to advise you of any matters that may come to our attention subsequent to the date hereof which may affect the opinions expressed herein, including without limitation, future changes in applicable Law or any future action or inaction of the GB Guarantor or any other party.

C.                                     The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

This opinion may be relied upon by Francis B. Barron in connection with the opinion he is delivering to the Company to be filed as an exhibit to the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.”  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.  We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Beatty & Wozniak, P.C.

BEATTY & WOZNIAK, P.C.

Schedule I

Other Subsidiary Guarantors

Bill Barrett CBM Corporation

Circle B Land Company LLC

Elk Production Uintah, LLC

Aurora Gathering, LLC